THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THE SALE TO THE HOLDER OF THIS SECURITY OF THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS SECURITY ARE NOT COVERED BY A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR REGISTRATION UNDER STATE SECURITIES LAWS. THIS SECURITY HAS BEEN ACQUIRED, AND SUCH SHARES OF COMMON STOCK MUST BE ACQUIRED, FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

SECTION 1.1(C) HEREOF PERMITS THE HOLDER OF THIS WARRANT TO EXERCISE THIS WARRANT WITHOUT BEING REQUIRED TO SURRENDER THIS WARRANT TO THE COMPANY UNLESS THIS WARRANT IS EXERCISED FOR ALL OF THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF. CONSEQUENTLY, FOLLOWING EXERCISE OF ANY PORTION OF THIS WARRANT, THE NUMBER OF SHARES OF COMMON STOCK FOR WHICH THIS WARRANT IS THEN EXERCISABLE MAY BE LESS THAN THE NUMBER OF SHARES STATED HEREON.


                                         Right to Purchase _______Shares of
                                      Common Stock of Tera Computer Company


                           TERA COMPUTER COMPANY

                       Common Stock Purchase Warrant

No. _____

          TERA COMPUTER COMPANY, a Washington corporation (the "Company"), hereby certifies that, for value received, __________________________________, or registered assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time after the date hereof, and before 5:00 p.m., New York City time, on the Expiration Date (as defined herein), ________ fully paid and nonassessable shares of Common Stock, $.01 par value, of the Company at a purchase price per share equal to the Purchase Price (as hereinafter defined). The number of such shares of Common Stock and the Purchase Price are subject to adjustment as provided in this Warrant.

          As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

          (a) The term "Business Day" as used herein shall mean a day on which the New York Stock Exchange is open for business.

          (b) The term "Common Stock" includes the Company's Common Stock, $.01 par value per share, as authorized on the date hereof, and any other securities into which or for which the Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

          (c) The term "Company" shall include Tera Computer Company and any corporation that shall succeed to or assume the obligations of Tera Computer Company hereunder.

          (d) The term "Expiration Date" refers to [INSERT DATE WHICH IS TEN YEARS AFTER THE DATE OF ISSUANCE OF THIS WARRANT].

          (e) The term "Other Securities" refers to any capital stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4.

          (f) The term "Purchase Price" shall mean $.01 or such higher amount which shall be the par value per share of the Common Stock at the time of exercise of this Warrant, subject to adjustment as provided in this Warrant.

          (g) The term "Purchase Price Reserve" means the funds received from time to time by the Company from the Holder pursuant to Section 1.1(b) as prepayments of the Purchase Price which funds are held in trust by the Company for the account of the Holder unless and until required to be paid to the Company as the Purchase Price per share upon exercise of this Warrant.

          (h) The term "Subscription Agreement" means the Subscription Agreement, dated as of December 16, 1998, between the original Holder of this Warrant, the Company, and the other party thereto, as amended by the Amendment Agreement dated as of September 30, 1998, between the original Holder of this Warrant, the Company, and the other party thereto, as amended by the Amendment Agreement dated as of March __, 1999, between the original Holder of this Warrant, the Company and the other party thereto, and as further amended or modified from time to time.

          (i) The term "Subscription Form" means the Form of Subscription annexed hereto pursuant to which the Holder may exercise this Warrant.

     1. Exercise of Warrant.

          1.1 Exercise at Option of Holder. (a) This Warrant may be exercised by the Holder hereof in full or in part at any time or from time to time during the exercise period specified in the first paragraph hereof until the Expiration Date by delivering the Subscription Form (duly executed by such Holder) to the Company's transfer agent and registrar for the Common Stock and, if insufficient funds are then held in the Purchase Price Reserve, by making payment, in cash or by certified or official bank check payable to the Company, or by wire transfer to an account designated by the Company, in the amount equal to the difference between (1) the product of (A) the number of shares of Common Stock designated by the Holder in the Subscription Form times (B) the Purchase Price then in effect and (2) the amount of funds held in the Purchase Price Reserve.

          (b) The Holder may from time to time prepay the Purchase Price for some or all of the shares of Common Stock issuable upon exercise of this Warrant by making payment to the Company in the manner specified in Section 1.1(a). Such prepayments shall be held by the Company in trust for the account of the Holder in the Purchase Price Reserve. Upon each exercise of this Warrant, the Holder hereby authorizes and directs the Company to deduct from the Purchase Price Reserve the aggregate Purchase Price due to the Company pursuant to Section 1.1(a)(1). Upon request, the Company will provide the Holder with a statement of the balance held in the Purchase Price Reserve. The company shall return to the Holder all amounts held in the Purchase Price Reserve (which are not then due to the Company in connection with any exercise of this Warrant) within ten Business Days of receiving a request therefor from the Holder.

          (c) If the Holder elects to exercise this Warrant, the Holder shall not be required to surrender this Warrant to the Company unless the remaining balance of this Warrant is being exercised in full. The Holder and the Company shall maintain records showing the number of shares of Common Stock for which this Warrant has been exercised and the dates of such exercises or shall use such other method, satisfactory to the Holder and the Company, so as not to require physical delivery of this Warrant upon each such exercise. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error. The

Holder acknowledges and agrees that (1) by reason of the provisions of this
Section 1.1(c), following exercise of any portion of this Warrant, the number of shares of Common Stock issuable upon exercise of this Warrant may be less than the number of shares stated hereon, and (2) the Company may place a legend on this Warrant which refers to or describes the provisions of this Section 1.1(c). If the Holder elects to surrender this Warrant on any partial exercise, the Company will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant or Warrants of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, providing in the aggregate on the face or faces thereof for the purchase of the number of shares of Common Stock for which such Warrant or Warrants may still be exercised.

          (d) Notwithstanding any other provision of this Warrant, in no event shall the Holder be entitled at any time to purchase a number of shares of Common Stock on exercise of this Warrant in excess of that number of shares upon purchase of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and all persons whose beneficial ownership of shares of Common Stock would be aggregated with the Holder's beneficial ownership of shares of Common Stock for purposed of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulation 13D-G thereunder, (each such person other than the Holder an "Aggregated Person" and all such persons other than the Holder, collectively, the "Aggregated Persons") (other than shares of Common Stock deemed beneficially owned through the ownership by the Holder and all Aggregated Persons of the Holder of the unexercised portion of this Warrant and any other security of the Company which contains similar provisions) and (2) the number of shares of Common Stock issuable upon exercise of the portion of this Warrant with respect to which the determination in this sentence is being made, would result in beneficial ownership by the Holder and all Aggregated Persons of the Holder of more than 4.9% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with
Section 13(d) of the Exchange Act and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of the immediately preceding sentence. For purposes of the second preceding sentence, the Company shall be entitled to rely, and shall be fully protected in relying, on any statement or representation made by the Holder to the Company in connection with a particular exercise of this Warrant, without any obligation on the part of the Company to make any inquiry or investigation or to examine its records or the records of any transfer agent for the Common Stock.

          1.2 Net Issuance. Notwithstanding anything to the contrary contained in Section 1.1, the Holder may elect to exercise this Warrant in whole or in part by receiving shares of Common Stock equal to the net issuance value (as determined below) of this Warrant, or any part hereof, upon surrender of this Warrant at the principal office of the Company together with the Subscription Form (duly executed by the Holder), in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                  X = Y (A-B)
                      -------
                         A

         Where:   X  =  the number of shares of Common Stock to be issued to the Holder

                  Y  =  the number of shares of Common Stock as to which this
                        Warrant is to be exercised

                  A  =  the current fair market value of one share of Common
                        Stock calculated as of the last trading day immediately preceding the exercise of this Warrant

                  B  =  the Purchase Price

     As used herein, current fair market value of Common Stock as of a specified date shall mean with respect to each share of Common Stock the average of the closing bid prices of the Common Stock on the principal securities market on which the Common Stock may at the time be traded over a period of five Business Days consisting of the day as of which the current fair market value of a share of Common Stock is being determined (or if such day is not a Business Day, the Business Day next preceding such day) and the four consecutive Business Days prior to such day. If on the date for which current fair market value is to be determined the Common Stock is not eligible for trading on any securities market, the current fair market value of Common Stock shall be the highest price per share which the Company could then obtain from a willing buyer (other than a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless prior to such date the Company has become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the current fair market value of the Common Stock shall be deemed to be the value received by the holders of the Company's Common Stock for each share thereof pursuant to the Company's acquisition.

     2. Delivery of Stock Certificates, etc., on Exercise. As soon as practicable after the exercise of this Warrant, and in any event within three Business Days thereafter, the Company at its expense (including the payment by it of any applicable issue or stamp taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, in such denominations as may be requested by such Holder, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current fair market value (as determined in accordance with subsection 1.2) of one full share, together with any other stock or other securities or property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise. In lieu of delivering physical certificates representing such shares, provided that the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Holder, the Company shall cause its transfer agent to electronically transmit such shares by crediting the account of the Holder or the Holder's broker with the DTC through its Deposit Withdrawal Agent Commission system. Upon exercise of this Warrant as provided herein, the Company's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such exercise. If the Company fails to issue and deliver the certificates for the Common Stock to the Holder pursuant to the first sentence of this paragraph as and when required to do so, in addition to any other liabilities the Company may have hereunder and under applicable law, (a) the Company shall pay or reimburse the Holder on demand for all out-of-pocket expenses including, without limitation, fees and expenses of legal counsel incurred by the Holder as a result of such failure and (b) the Adjustment Price shall be reduced in accordance with Section 3(e) of the Subscription Agreement.

     3. Adjustment for Dividends in Other Stock, Property, etc.;
Reclassification, etc. In case at any time or from time to time, all the holders of Common Stock (or Other Securities) shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor,

          (a) other or additional stock or other securities or property (other than cash) by way of dividend, or

          (b) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

          (c) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than additional shares of Common Stock (or Other Securities) issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Section 5), then and in each such case the Holder of this Warrant, on the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) which such Holder would hold on the date of such exercise if on the date hereof the Holder had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the case referred to in subdivisions
(b) and (c) of this Section 3) receivable by the Holder as aforesaid during such period, giving effect to all adjustments called for during such period by
Section 4.

     4. Exercise upon Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, (c) effect an exchange of outstanding shares of the Company for securities of any other person or (d) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition of such reorganization, consolidation, merger, share exchange, sale or conveyance, the Company shall cause effective provisions to be made so that the Holder shall have the right thereafter, by exercising this Warrant (in lieu of the shares of Common Stock of the Company purchasable and receivable upon exercise of the rights represented hereby immediately prior to such transaction) to purchase the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, consolidation, merger, share exchange, sale or conveyance by a holder of the number of shares of Common Stock that might have been received upon exercise of this Warrant immediately prior to such reorganization, consolidation, merger, share exchange, sale or conveyance; provided, however, that in the event (x) the value of the stock, securities or other assets or property (determined in good faith by the Board of Directors of the Company) issuable or payable with respect to one share of Common Stock of the Company purchasable and receivable upon the exercise of the rights represented hereby immediately prior to such transaction is in excess of the Purchase Price hereof in effect at the time of such reorganization, consolidation, merger, share exchange, sale or conveyance (after giving effect to any adjustment in such Purchase Price required to be made under the terms of this Warrant), and (y) the securities, if any, to be received in such reorganization, consolidation, merger, share exchange, sale or conveyance are publicly traded, then if the Company gives the Holder at least 20 Business Days (or such lesser period as the Company gives notice of such transaction to the holders of the outstanding shares of Common Stock) prior notice of such reorganization, merger, share exchange, sale or conveyance this Warrant shall expire unless exercised prior to such reorganization, consolidation, merger, share exchange, sale or conveyance. Any such provision shall include provisions for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The provisions of this Section shall apply to successive reorganizations, consolidations, mergers, share exchanges, sales and conveyances.

     5. Adjustment for Extraordinary Events. In the event that the Company shall
(a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide or reclassify its outstanding shares of Common Stock, or (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the Purchase Price in effect immediately prior to such event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 5. The Holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would be issuable on such exercise as of immediately prior to such issuance by a fraction of which (x) the numerator is the Purchase Price in effect immediately prior to such issuance and (y) the denominator is the Purchase Price in effect on the date of such exercise.

     6. Further Assurances. The Company will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens and charges with respect to the issue thereof, on the exercise of all or any portion of this Warrant from time to time outstanding.

     7. Notices of Record Date, etc. In the event of

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend on, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to or consolidation or merger of the Company with or into any other person, or

          (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the Holder, at least ten days prior to such record date, a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right; (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up; and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or a favorable vote of shareholders, if either is required. Such notice shall be mailed at least ten days prior to the date specified in such notice on which any such action is to be taken or the record date, whichever is earlier.

     8. Reservation of Stock, etc., Issuable on Exercise of Warrants. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of this Warrant.

     9. Transfer of Warrant. This Warrant shall inure to the benefit of the successors to and assigns of the Holder. This Warrant and all rights hereunder, in whole or in part, is registrable at the office or agency of the Company referred to below by the Holder hereof in person or by his duly authorized attorney, upon surrender of this Warrant properly endorsed.

     10. Register of Warrants. The Company shall maintain, at the principal office of the Company (or such other office as it may designate by notice to the Holder hereof), a register in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each successor and prior owner of such Warrant. The Company shall be entitled to treat the person in whose name this Warrant is so registered as the sole and absolute owner of this Warrant for all purposes.

     11. Exchange of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Holder hereof at the office or agency of the Company referred to in Section 10, for one or more new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for purchase hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said Holder hereof at the time of such surrender.

     12. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     13. Warrant Agent. Prior to the issuance of this Warrant, the Company will instruct ChaseMellon Shareholder Services, L.L.C. (the "Transfer Agent") to act as the exercise agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1. The Company may, by written notice to the Holder, appoint an agent having an office in the United States of America, for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 11, and replacing this Warrant pursuant to
Section 12, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

     14. Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     15. No Rights or Liabilities as a Shareholder. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder hereof to purchase Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     16. Notices, etc. All notices and other communications from the Company to the registered Holder of this Warrant shall be mailed by first class certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder or at the address shown for such Holder on the register of Warrants referred to in Section 10.

     17. Investment Representations. By acceptance of this Warrant, the Holder represents to the Company that this Warrant is being acquired for the Holder's own account and for the purpose of investment and not with a view to, or for sale in connection with, the distribution thereof, nor with any present intention of distributing or selling this Warrant or the Common Stock issuable upon exercise of the Warrant. The Holder acknowledges that the Holder has been afforded the opportunity to meet with the management of the Company and to ask questions of, and receive answers from, such management and the Company's counsel about the business and affairs of the Company and concerning the terms and conditions of the offering of this Warrant, and to obtain any additional information, to the extent that the Company possessed such information or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information otherwise obtained by or furnished to the Holder in connection with the offering of this Warrant. The Holder asserts that it may be considered to be a sophisticated investor, is familiar with the risks inherent in speculative investments such as in the Company, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in this Warrant and the Common Stock issuable upon exercise of this Warrant, and is able to bear the economic risk of the investment. The Holder acknowledges and agrees that this Warrant and, except as otherwise provided in the Registration Rights Agreement between the original Holder of this Warrant and the Company, as amended or modified from time to time (the "Registration Rights Agreement"), the shares of Common Stock issuable upon exercise of this Warrant (if any) have not been (and at the time of acquisition by the Holder, will not have been or will not be) registered under the Securities Act or under the securities laws of any state, in reliance upon certain exemptive provisions of such statutes. The Holder recognizes and acknowledges that such claims of exemption are based, in part, upon the representations of the Holder contained herein. The Holder further recognizes and acknowledges that because this Warrant and, except as provided in the Registration Rights Agreement, the Common Stock issuable upon exercise of this Warrant (if any) are unregistered, they may not be eligible for resale, and may only be resold in the future pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to a valid exemption from such registration requirements. Unless the shares of Common Stock have theretofore been registered for resale or are otherwise exempt from registration under the Securities Act, the Company may require, as a condition to the issuance of Common Stock upon the exercise of this Warrant (i) in the case of an exercise in accordance with Section 1.1 hereof, a confirmation as of the date of exercise of the Holder's representations pursuant to this
Section 17 or (ii) in the case of an exercise in accordance with Section 1.2 hereof, an opinion of counsel (in form, scope and substance reasonably satisfactory to the Company) that the shares of Common Stock to be issued upon such exercise may be issued without registration under the Securities Act.

     18. Legend. Unless theretofore registered for resale under the Securities Act or otherwise exempt from registration under the Securities Act when issued upon exercise of this Warrant and when resold thereafter, each certificate for shares issued upon exercise of this Warrant shall bear the following legend:

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act of 1933, as amended, or an opinion of counsel reasonably satisfactory in form, scope and substance to the Company that registration is not required under said Act.

     19. Amendment; Waiver. This Warrant and any terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement or such change, waiver, discharge or termination is sought. Notwithstanding any other provision of this Warrant, the Subscription Agreement or any other agreement between the Company and the Holder, in addition to the requirements of the immediately preceding sentence, any amendment of (x)
Section 1.1(d), (y) the definition of the term Aggregated Person or (z) this sentence shall require approval by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy at a duly convened meeting of stockholders of the Company and entitled to vote, or the consent thereto in writing by holders of a majority of the outstanding shares of Common Stock, and the stockholders of the Company are hereby expressly made third party beneficiaries of this sentence.

     20. Miscellaneous. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of Washington. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     IN WITNESS WHEREOF, Tera Computer Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized.


Dated: ____________
                                       TERA COMPUTER COMPANY


                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:

                              FORM OF SUBSCRIPTION

                          COMMON STOCK PURCHASE WARRANT
                            OF TERA COMPUTER COMPANY

                   (To be signed only on exercise of Warrant)

TO:   ChaseMellon Shareholder Services, LLC,
        as Exercise Agent
      520 Pike Street
      Suite 1220
      Seattle, Washington 98101

     1. The undersigned Holder of Warrant No. _____ dated _________ hereby elects to exercise its purchase right under such Warrant with respect to ______________ shares of Common Stock, (as defined in the Warrant) of Tera Computer Company, a Washington corporation (the "Company").

     2. The undersigned Holder (check one):

     [ ] (a) elects to pay the aggregate purchase price for such shares of Common Stock (i) by lawful money of the United States or the enclosed certified or official bank check payable in United States dollars to the order of the Company in the amount of $___________, or (ii) by wire transfer of United States funds to the account of the Company in the amount of $____________, which transfer has been made before or simultaneously with the delivery of this Form of Subscription pursuant to the instructions of the Company;

     [ ] (b) elects to pay the aggregate purchaser price for such shares of Common Stock by authorizing the Company to deduct such amount from the Holder's Purchase Price Reserve (as defined in the Warrant); or

     [ ] (c) elects to receive shares of Common Stock having a value equal to the value of the Warrant calculated in accordance with Section 1.2 of the Warrant.

     3. Please issue a stock certificate or certificates representing the appropriate number of shares of Common Stock in the name of the undersigned or in such other names as is specified below:

                                       Name:
                                             -----------------------------------
                                       Address:
                                                 -------------------------------

                                                 -------------------------------

Dated:
       ---------------------------     -----------------------------------------
                                       (Signature must conform to name of Holder as specified on the face of the Warrant)

                                       -----------------------------------------
                                                       Print Name

                                       -----------------------------------------
                                                        (Address)